Exhibit 99.1

COAST BANCORP C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P O BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS  BELOW IN  BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS  PORTION FOR YOUR RECORDS

DETACH AND RETURN  THIS  PORTION ONLY

THIS    PROXY CARD  IS  VALID   ONLY  WHEN    SIGNED   AND    DATED.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1. Approval of the Merger Agreement and Merger. To approve the Agreement and Plan of Reorganization and Merger, dated January 4, 2016, by which Coast Bancorp will be merged with and into Sierra Bancorp and Coast Bancorp’s bank subsidiary, Coast National Bank, will be merged with and into Sierra Bancorp’s bank subsidiary, Bank of the Sierra, as more fully described in the accompanying proxy statement/prospectus.				☐	☐	☐

2. Adjournment. To approve any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement or for any other legally permissible purpose.				☐	☐	☐

Yes No
Please indicate if you plan to attend this meeting		☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Shareholder Letter, Notice & Proxy Statement/Prospectus are available at www.proxyvote.com.

COAST BANCORP

Special Meeting of Shareholders

June 20, 2016 – 5:30 P.M.

This proxy is solicited by the Board of Directors

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of a Special Meeting of Shareholders of Coast Bancorp, and the accompanying Proxy Statement/Prospectus dated _______, and revoking any Proxy previously given, hereby constitutes and appoints Robb Evans and Anita M. Robinson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Coast Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Coast Bancorp (the "Company"), to be held at Coast National Bank, 500 Marsh Street, San Luis Obispo, California on Monday, June 20, 2016 at 5:30 P.M. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement/Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the Meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Continued and to be signed on reverse side

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